UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2026

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 17, 2026, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing an organizational realignment to support the Company’s increasing focus on developing its nsPFA electrophysiology catheters and other cardiac devices for the treatment of atrial fibrillation (“AFib”). This decision follows the Company’s release of unprecedented clinical data, on February 5, 2026, from its first in human feasibility study of its proprietary nPulse Cardiac Catheter System in patients with paroxysmal AFib. In the short-term, this announced realignment will result in a reduction in the number of employees in the Company’s sales and marketing functions, while it continues to actively recruit into its other product development functions.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1
Press Release issued by Pulse Biosciences, Inc. dated March 17, 2026 - Pulse Biosciences, Inc. Announces Realignment to Accelerate Cardiac Catheter Program Following Exceptional Long-Term AFib Clinical Data

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: March 17, 2026	By:	/s/ Jon Skinner
Jon Skinner
Chief Financial Officer (Principal Financial Officer)